UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2013

HOME SYSTEM GROUP
(Exact name of registrant as specified in its charter)

Nevada	000-49770	43-1954776
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Oceanic Industry Park, Sha Gang Highway, Gang Kou Town
Zhongshan City, Guangdong People’s Republic of China, 528447
(Address of principal executive offices)

(347) 624-5699 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Reviews

In connection with Home System Group’s (the “Company”) efforts to resume filing reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and during the course of the audit of its consolidated financial statements for the years ended December 31, 2011 and 2010, the Board of Directors of the Company concluded, based on the recommendation of its accounting staff and management, that the Company’s unaudited consolidated financial statements as of and for the quarterly periods ended March 31, 2010, June 30,2010 and September 30, 2010 (collectively, the “2010 Unaudited Quarterly Financial Statements” ), which were included in the Company’s quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010, respectively (collectively, the “2010 Quarterly Reports”) need  to be restated  to adjust the timing for the recognition of revenue from sales to one of its distributors (the “Distributor”), as discussed below, and that investors should no longer rely upon those quarterly consolidated financial statements.

The Company has changed the methodology by which it recognizes revenue from the Distributor.  The payment terms provided to the Distributor enabled the Distributor to defer payment until it receives payment from its customers.  As a result of this change, the Company  records revenue pertaining to product shipped to the Distributor only after the Distributor receives payment related to those products from its customers. Such payment to the Distributor typically occurs within 120 days of the date that the Company has shipped product to the Distributor.  Previously revenue was recognized upon shipment of product to the Distributor.

 Revenues pertaining to products sales to the Distributor in 2011 and 2010 were $33,179,820 and $52,581,904, or 35% and 50% of the Company’s 2011 and 2010 product sales, respectively.  The cumulative Net income effect of this Change in Accounting of $2,859,337 for the years ended prior to 2010 is reflected as a decrease in retained earnings as of December 31, 2009.  Upon filing of its Report on Form 10-K for each of the years ended December 31, 2011 and 2010, and quarterly reports for each of the quarterly periods within 2011 and 2010, the Company will evaluate the impact of this change in the methodology for recognizing revenue from this Distributor to determine whether it is appropriate to restate any of its financial statements for years prior to 2010.

As a result of the change in the methodology of recognizing revenue from the Distributor, the Company’s revenue recognition policies now are in compliance with FASB ASC Topic 605, “Revenue Recognition”.  Revenues from sales of the Company’s products to its customers other than the Distributor are recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time the products are shipped to the Company’s customers, the price is fixed or determinable as stated on the sales contract, and collectability is reasonably assured.  Customers do not have a right of return on products shipped. For products the Company sells to the Distributor, in addition to these requirements, the Distributor must receive payment from its customer before the Company  recognizes revenue on products shipped to the Distributor.  There are no product returns to the Company, and there are no post-shipment obligations, price protection or bill and hold arrangements.

              The Company will file amendments to the 2010 Quarterly Reports to restate the unaudited consolidated financial statements included therein, as well as its Annual Report on Form 10-K for the years ended December 31, 2011 and  2010, as soon as practicable, and thereafter will file all other reports required to be filed under the Exchange Act subsequent to December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME SYSTEM GROUP

Date: February 28, 2013	By:	/s/ Lei Yu
Lei Yu
Chief Executive Officer